Exhibit 99.1

Conference Call and Webcast

Today, Monday, February 11, 2019 at 11:00 a.m. ET

323/794-2591, conference ID 3270827 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP 2018 FOURTH QUARTER

NET REVENUE RISES 29.1% TO $75.6 MILLION

Fourth Quarter 2018 Station Operating Income Rises 37.2%

NAPLES, Florida, February 11, 2019 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and twelve-month periods ended December 31, 2018.

As previously reported, on May 1, 2017, the Company completed the sale of six stations in Greenville-New Bern-Jacksonville, and on December 19, 2017, Beasley completed an asset exchange transaction whereby the Company exchanged its Boston adult contemporary station WMJX-FM and $12.0 million for Boston’s sports station WBZ-FM. On September 27, 2018, Beasley completed the acquisition of WXTU-FM in Philadelphia from Entercom Communications Corp. for $38.0 million. Prior to the acquisition closing, on July 23, 2018, the Company began operating WXTU-FM under a local marketing agreement (“LMA”). During the term of the LMA, the Company included net revenues and station operating expenses, including the associated LMA fee from operating WXTU-FM, in its consolidated financial statements.

The results presented herein reflect the operations and results from WBZ-FM in the three and twelve months ended December 31, 2018 and WMJX-FM in the three and twelve months ended December 31, 2017, prior to its divestiture. The results also reflect a full quarter’s contribution from WXTU-FM in the three months ended December 31, 2018 and approximately five months of contribution from WXTU-FM in the twelve months ended December 31, 2018 and four months of contribution from the Greenville-New Bern-Jacksonville stations in the twelve month period ended December 31, 2017. The pro-forma revenue for the three months ended December 31, 2018 compared to the same period in 2017 presented herein reflects the exchange in Boston and the acquisition of WXTU-FM.

Summary of Fourth Quarter and 2018 Results

In millions, except per share data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net revenue	$75.6	$58.5	$257.5	$232.2
Operating income [1]	13.9	23.3	34.3	60.8
Net income [1]	2.1	69.7	6.5	87.1
Net income per diluted share [1]	0.08	2.50	0.24	3.14
Station operating income (SOI - non-GAAP) [2]	$20.6	$15.0	$61.7	$57.4

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Beasley Broadcast Group, 2/11/19	page 2

[1]

Operating income, net income and net income per diluted share in the twelve months ended December 31, 2018 were impacted by the $1.7 million USTN bad debt expense. Please refer to the financial statements on pages 5 and 6 for additional information on year over year variances.

[2]	Station operating income for the twelve months ended December 31, 2018 was impacted by an additional $1.7 million in bad debt expense due to financial issues at United States Traffic Network (“USTN”).

The $17.0 million, or 29.1%, year-over-year increase in net revenue during the three months ended December 31, 2018, reflects year-over-year revenue increases at ten of the Company’s thirteen market clusters compared to the same period of 2017 and the inclusion of WBZ-FM Boston and WXTU-FM Philadelphia, partially offset by the disposition of WMJX-FM Boston.

Beasley reported operating income of $13.9 million in the fourth quarter of 2018 compared to operating income of $23.3 million in the fourth quarter of 2017. The year-over-year decrease in operating income reflects a net benefit of $13.9 million in the fourth quarter of 2017 related to change in fair value of contingent consideration and gain on exchange in connection with the acquisition of Greater Media, Inc. (“Greater Media”) and the related sale of Greater Media’s tower assets, which net benefit was partially offset by certain transaction and other operating expenses.

The decline in 2018 fourth quarter net income primarily reflects the lower operating income during the period and a $62.2 million year-over-year net increase in income tax expense as the Company recorded a $59.7 million deferred income tax benefit in the 2017 fourth quarter due to a reduction in the federal tax rate following the enactment of the Tax Cuts and Jobs Act and a revaluation of deferred tax assets and liabilities using the new rate. As a result, net income for the 2018 fourth quarter was $2.1 million, or $0.08 per diluted share.

Station Operating Income (SOI, a non-GAAP financial measure) rose $5.6 million or 37.2% year-over-year in the fourth quarter of 2018 to $20.6 million. The year-over-year increase reflects the net revenue growth during the period which more than offset a 26.3% year-over-year rise in station operating expenses related to the Company’s expanded platform.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Our record 2018 fourth quarter and full year revenue and strong operating results, despite the benefit of non-cash transaction related and tax items in the 2017 period, highlight the value being created as we execute strategies to expand our scale, diversify our revenue mix and leverage the value of our local brands in our core and ancillary verticals. Actual fourth quarter revenue rose by 29.1% on a year-over-year basis driven by net revenue increases at ten of our clusters, recent acquisitions and station swaps and approximately $3.9 million of fourth quarter gross political revenue. While we remain focused on diversifying our operating base, our fourth quarter pro-forma revenue rose an impressive 9.9%. Fourth quarter net income declined from 2017 levels solely because of gains and tax benefits in the year-ago period that did not recur in the 2018 fourth quarter.

“The value of our ongoing strategies to transform Beasley Broadcast Group into a diversified, multi-media company is best highlighted by our growing free cash flow. Beasley’s 2018 fourth quarter free cash flow increased 33.9%, to $8.6 million over the same period in 2017, while 2018 full year free cash flow increased 12.8% over full year 2017 levels. Notably, since implementing our initiatives to broaden and diversify our reach, scale, revenue and free cash flow through transactions and investments, our free cash flow rose from $14.9 million in 2015, the last full year prior to completing the Greater Media transaction, to $25.5 million in 2018, marking a compound annual growth rate of approximately 20% over this period.

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Beasley Broadcast Group, 2/11/19	page 3

“Throughout 2018, we continued to execute on our integration strategy focused on premium local programming to support our goals of ratings and market leadership at acquired stations, while remaining opportunistic in further building our scale and revenue diversification to drive growth and SOI margin expansion. Our strong free cash growth has enabled us to complete strategic investments in our broadcast, digital, technology and other platforms, reduce leverage and pay cash dividends to shareholders. During the year, we completed the strategically complementary and accretive acquisition of WXTU-FM which has significantly strengthened our competitive position and revenue share in the Philadelphia market. We also completed several smaller acquisitions including a Tampa-based event company and a nationally syndicated esports show and podcast in separate transactions that were funded with cash on hand.

“Our 2018 and recent initiatives reflect Beasley’s disciplined approach to growing our platform, content portfolio and distribution by identifying and completing transactions where we can drive revenue and cost synergies, and further strengthen SOI margins, with a limited impact on our leverage. During the year, we successfully launched phase two of our mobile apps and our data attribution initiative, ‘Beasley Analytics,’ in all our markets as well as BPod Studios which distributes compelling on-demand audio and original podcast content. These initiatives reflect our commitment to deliver great content to our listeners anywhere, any time, on any device, while further demonstrating to advertisers the incredible value of radio advertising. We believe the attribution data derived from Beasley Analytics will strengthen our terrestrial audio business given its unrivalled confirmation of how radio drives significant visitation to advertisers’ websites.

“With our disciplined approach to the management of our capital structure, Beasley remains committed to enhancing shareholder value through capital returns and leverage reduction. During the fourth quarter, we paid our twenty first consecutive quarterly cash dividend.

“Given our strong balance sheet, we believe Beasley has a solid foundation to continue pursuing a range of near- and long-term growth opportunities that create new value for our listeners, advertisers and shareholders. Our platform, market position, ratings and content are strong, and as the number one reach medium, we remain confident in the radio industry’s future and believe that Beasley’s ongoing initiatives to expand, diversify, and drive sales and efficiency across our platform, combined with prudent management of our capital structure, is a proven strategy for sustained long term growth and the enhancement of shareholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, February 11, 2019, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 323/794-2591, conference ID 3270827 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 10:00 a.m. ET on Monday, February 11, 2019. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 58th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (46 FM and 18 AM) in 15 large- and mid-size markets in the United States. Approximately 19.0 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. For more information, please visit www.bbgi.com.

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Beasley Broadcast Group, 2/11/19	page 4

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less station stock-based compensation expense, corporate general and administrative expenses, interest expense, current income tax expense and capital expenditures plus amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•	external economic forces that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s radio stations to compete effectively in their respective markets for advertising revenues;

•	the ability of the Company to develop compelling and differentiated digital content, products and services;

•	audience acceptance of the Company’s content, particularly its radio programs;

•	the ability of the Company to respond to changes in technology, standards and services that affect the radio industry;

•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that the Company’s FCC broadcasting licenses and/or goodwill could become impaired;

•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;

•	disruptions or security breaches of the Company’s information technology infrastructure;

•	the loss of key personnel;

•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 11, 2019, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 2/11/19	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net revenue	$75,568,596	$58,523,448	$257,494,599	$232,179,463

Operating expenses:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	54,921,709	43,477,851	195,752,948	174,822,164
Corporate general and administrative expenses (including stock-based compensation)	4,901,898	4,087,306	16,290,535	15,832,406
Transaction expenses	—	217,909	110,901	963,979
Other operating expenses	—	96,860	—	968,603
Depreciation and amortization	1,799,264	1,558,166	6,601,123	6,133,812
Change in fair value of contingent consideration	—	(2,387,609)	4,415,925	(10,053,754)
Gain on dispositions, net	—	—	—	(3,707,993)
Gain on exchange	—	(11,803,585)	—	(11,803,585)
Termination of postretirement benefits plan	—	—	—	(1,812,448)

Total operating expenses	61,622,871	35,246,898	223,171,432	171,343,184
Operating income	13,945,725	23,276,550	34,323,167	60,836,279
Non-operating income (expense):
Interest expense	(4,501,988)	(4,133,159)	(16,006,461)	(18,430,072)
Loss on modification of long-term debt	—	(3,954,035)	(281,021)	(3,954,035)
Other income (expense), net	425,973	8,771	140,910	450,707

Income before income taxes	9,869,710	15,198,127	18,176,595	38,902,879
Income tax expense (benefit)	7,777,857	(54,470,821)	11,695,546	(48,228,290)

Net income	$2,091,853	$69,668,948	$6,481,049	$87,131,169

Basic net income per share	$0.08	$2.51	$0.24	$3.15

Diluted net income per share	$0.08	$2.50	$0.24	$3.14

Basic common shares outstanding	27,367,568	27,716,349	27,444,110	27,696,790

Diluted common shares outstanding	27,409,701	27,832,510	27,533,983	27,792,702

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Beasley Broadcast Group, 2/11/19	page 6

Selected Balance Sheet Data – Unaudited

(in thousands)

	December 31, 2018	December 31, 2017
Cash and cash equivalents	$13,434	$13,922
Working capital	42,086	55,700
Total assets	681,085	654,719
Long term debt, net of current portion and unamortized debt issuance costs	243,276	212,466
Stockholders’ equity	$275,034	$286,166

Selected Statement of Cash Flows Data – Unaudited

	Twelve Months Ended December 31,
	2018	2017
Net cash provided by operating activities	$24,394,480	$28,021,057
Net cash provided by (used in) investing activities	(45,612,343)	17,523,283
Net cash provided by (used in) financing activities	20,729,301	(51,947,365)

Net decrease in cash and cash equivalents	$(488,562)	$(6,403,025)

Calculation of SOI – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net revenue	$75,568,596	$58,523,448	$257,494,599	$232,179,463
Station operating expenses	(54,921,709)	(43,477,851)	(195,752,948)	(174,822,164)

SOI	$20,646,887	$15,045,597	$61,741,651	$57,357,299

Reconciliation of Net Income to SOI – Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$2,091,853	$69,668,948	$6,481,049	$87,131,169
Corporate general and administrative expenses	4,901,898	4,087,306	16,290,535	15,832,406
Transaction expenses	—	217,909	110,901	963,979
Other operating expenses	—	96,860	—	968,603
Depreciation and amortization	1,799,264	1,558,166	6,601,123	6,133,812
Change in fair value of contingent consideration	—	(2,387,609)	4,415,925	(10,053,754)
Gain on dispositions, net	—	—	—	(3,707,993)
Gain on exchange	—	(11,803,585)	—	(11,803,585)
Termination of postretirement benefits plan	—	—	—	(1,812,448)
Interest expense	4,501,988	4,133,159	16,006,461	18,430,072
Loss on modification of long-term debt	—	3,954,035	281,021	3,954,035
Other income (expense), net	(425,973)	(8,771)	(140,910)	(450,707)
Income tax expense (benefit)	7,777,857	(54,470,821)	11,695,546	(48,228,290)

SOI	$20,646,887	$15,045,597	$61,741,651	$57,357,299

Beasley Broadcast Group, 2/11/19	page 7

Calculation of FCF

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net revenue	$75,568,596	$58,523,448	$257,494,599	$232,179,463
Station operating expenses	(54,921,709)	(43,477,851)	(195,752,948)	(174,822,164)
Station stock-based compensation expense	(263,787)	(149,367)	266,015	54,163
Corporate general and administrative expenses	(4,471,072)	(3,706,482)	(14,610,881)	(14,141,435)
Interest expense	(4,501,988)	(4,133,159)	(16,006,461)	(18,430,072)
Amortization of debt issuance costs	483,983	510,026	1,899,532	2,150,450
Interest income	44,999	39,990	147,150	127,270
Current income tax expense	(2,510,153)	22,666	(3,687,442)	(289,563)
Capital expenditures	(863,110)	(1,230,148)	(4,209,668)	(4,192,614)

FCF	$8,565,759	$6,399,123	$25,539,896	$22,635,498

Reconciliation of Net Income to FCF

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$2,091,853	$69,668,948	$6,481,049	$87,131,169
Station stock-based compensation expense	(263,787)	(149,367)	266,015	54,163
Corporate stock-based compensation expense	430,826	380,824	1,679,654	1,690,971
Transaction expenses	—	217,909	110,901	963,979
Other operating expenses	—	96,860	—	968,603
Depreciation and amortization	1,799,264	1,558,166	6,601,123	6,133,812
Change in fair value of contingent consideration	—	(2,387,609)	4,415,925	(10,053,754)
Gain on dispositions, net	—	—	—	(3,707,993)
Gain on exchange	—	(11,803,585)	—	(11,803,585)
Termination of postretirement benefits plan	—	—	—	(1,812,448)
Loss on modification of long-term debt	—	3,954,035	281,021	3,954,035
Amortization of debt issuance costs	483,983	510,026	1,899,532	2,150,450
Interest income	44,999	39,990	147,150	127,270
Other income (expense), net	(425,973)	(8,771)	(140,910)	(450,707)
Deferred income tax expense	5,267,704	(54,448,155)	8,008,104	(48,517,853)
Capital expenditures	(863,110)	(1,230,148)	(4,209,668)	(4,192,614)

FCF	$8,565,759	$6 ,399,123	$25,539,896	$22,635,498

Beasley Broadcast Group, 2/11/19	page 8

Pro-Forma

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Reported net revenue	75,568,596	58,523,448	257,494,599	232,179,463
Acquired stations	—	13,674,029	5,935,293	47,490,120
Disposed stations	(10,815)	(3,442,509)	54,071	(17,432,333)

Pro-forma net revenue	75,557,781	68,754,968	263,483,963	262,237,250

Calculation of FCF

	Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017	2015
Net revenue	$75,568,596	$58,523,448	$257,494,599	$232,179,463	$105,946,670
Station operating expenses	(54,921,709)	(43,477,851)	(195,752,948)	(174,822,164)	(75,609,147)
Station stock-based compensation expense	(263,787)	(149,367)	266,015	54,163	110,781
Corporate general and administrative expenses	(4,471,072)	(3,706,482)	(14,610,881)	(14,141,435)	(7,981,750)
Interest expense	(4,501,988)	(4,133,159)	(16,006,461)	(18,430,072)	(3,967,794)
Amortization of debt issuance costs	483,983	510,026	1,899,532	2,150,450	339,924
Interest income	44,999	39,990	147,150	127,270	61,319
Current income tax expense	(2,510,153)	22,666	(3,687,442	(289,563)	(1,850,676)
Capital expenditures	(683,110)	(1,230,148)	(4,209,668)	(4,192,614)	(2,129,084)

FCF	$8,565,759	$6,399,123	$25,539,896	$22,635,498	$14,920,243

Beasley Broadcast Group, 2/11/19	page 9

Reconciliation of Net Income to FCF

	Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017	2015
Net income	$2,091,853	$69,668,948	$6,481,049	$87,131,169	$6,362,322
Station stock-based compensation expense	(263,787)	(149,367)	266,015	54,163	110,781
Corporate stock-based compensation expense	430,826	380,824	1,679,654	1,690,971	1,002,110
Transaction expenses	—	217,909	110,901	963,979	349,917
Other operating expenses	—	96,860	—	968,603	—
Depreciation and amortization	1,799,264	1,558,166	6,601,123	6,133,812	3,834,992
Change in fair value of contingent consideration	—	(2,387,609)	4,415,925	(10,053,754)	—
Gain on dispositions, net	—	—	—	(3,707,993)	—
Gain on exchange	—	(11,803,585)	—	(11,803,585)	—
Termination of postretirement benefits plan	—	—	—	(1,812,448)	—
Impairment loss	—	—	—	—	3,520,933
Loss on modification of long-term debt	—	3,954,035	281,021	3,954,035	558,856
Amortization of debt issuance costs	483,983	510,026	1,899,532	2,150,450	339,924
Interest income	44,999	39,990	147,150	127,270	61,319
Other income (expense), net	(425,973)	(8,771)	(140,910)	(450,707)	(881,938)
Deferred income tax expense	5,267,704	(54,448,155)	8,008,104	(48,517,853)	1,790,111
Capital expenditures	(863,110)	(1,230,148)	(4,209,668)	(4,192,614)	(2,129,084)

FCF	$8,565,759	$6,399,123	$25,539,896	$22,635,498	$14,920,243

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